SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by the Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HOPFED BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

On April 19, 2013, the Company mailed the following letter to its stockholders:

[HOPFED BANCORP, INC. LETTERHEAD]

Dear Fellow Stockholders:

At the Annual Meeting of Stockholders of HopFed Bancorp, Inc. (the “Company”) to be held on May 15, 2013, you will be asked, among other things, to elect three directors to our Board of Directors, as well as to approve our proposed 2013 Long Term Incentive Plan.

The Nominating and Corporate Governance Committee of your Board of Directors has nominated and unanimously recommends a vote in favor of Dr. Thomas I. Miller, CPA, Steve Hunt and Michael L. Woolfolk.

Upon the recommendation of the Compensation Committee, the Board of Directors has adopted, subject to stockholder approval, the 2013 Long Term Incentive Plan, and has recommended a vote in favor of this Plan.

Your vote in favor of the Board’s nominees, the 2013 Long Term Incentive Plan, and the other matters recommended by your Board on the enclosed WHITE proxy card is important.

Mr. Joseph Stilwell and The Stilwell Group of New York City are soliciting proxies in opposition to your Board’s proposals. They claim that we have done a poor job of running your Company and that your Board has failed in its supervision of management and the allocation of stockholder capital.

The Stilwell Group’s correspondence is filled with misleading half-truths and foolish commitments. We wish to provide this communication to set the record straight.

•	THE COMPANY’S BOARD AND MANAGEMENT ARE EXECUTING OUR PREVIOUSLY ANNOUNCED STRATEGIC PLAN TO DELIVER LONG-TERM VALUE TO OUR STOCKHOLDERS

In June 2010, the Company raised $30.4 million in common equity, outlining the intended use for that capital to include repayment of TARP, internal growth and opportunistic acquisition opportunities. In our opinion, the announced acquisition of Sumner Bank & Trust meets the objectives outlined in 2010. We anticipate that the acquisition will increase our earnings per share by $0.25 in the first twelve months of consummation. On February 14, 2013, two days after the announcement of the acquisition, entities controlled by Mr. Stilwell and The Stilwell Group purchased more than 190,000 shares of the Company’s common stock.

•	THE STILWELL GROUP HAS NOT ACCURATELY DESCRIBED OUR CEO’S COMPENSATION

Mr. Stilwell’s statement that Mr. Peck received an increase of $180,000 in compensation is not true. In 2012, Mr. Peck did not receive an increase in base compensation. A significant portion of Mr. Peck’s 2012 compensation as reported in the current proxy statement is the result of non-cash equity compensation that had been deferred since 2009 due to the Company’s participation in the TARP program. When the Company repurchased our preferred shares from the Treasury Department on December 19, 2012, four years of restricted stock awards to Mr. Peck immediately vested.

•	THE 2013 LONG-TERM INCENTIVE PLAN IS NOT EXCESSIVE – IT COMBINES AN EFFECTIVE MEANS OF ATTRACTING AND RETAINING QUALIFIED KEY PERSONNEL WITH A LONG-TERM FOCUS ON MAXIMIZING STOCKHOLDER VALUE

The Board of Directors has submitted a proposed 2013 Long-Term Incentive Program to stockholders for approval to replace the 2004 Long Term Incentive Plan previously approved by stockholders that will expire in 2014. The Board of Directors feels that it continues to be in the best interest of all stockholders for a portion of management’s compensation to consist of the Company’s common equity. This is an extremely common practice among publicly traded companies. The Company has awarded a total of 107,000 shares of restricted common stock, or only 1.42% of the shares outstanding at December 31, 2012, including awards to non-executive officers of Heritage Bank.

•	THE COMPANY HAS UTILIZED A STOCK REPURCHASE PROGRAM IN THE PAST AND WILL DO SO AGAIN IN THE FUTURE AS CIRCUMSTANCES WARRANT

The Company has utilized a stock repurchase program in the past and will consider a new stock repurchase program in the future as we believe it can be an effective way to maximize stockholder returns in the absence of appropriately priced growth opportunities. Financially, using our excess capital to acquire Sumner Bank & Trust is expected to enhance our earnings per share and future book value per share much more than a hypothetical share repurchase utilizing a comparable amount of capital. In 2012, the Company’s net income was $2,840,000. In 2012, the Company had 7,486,445 weighted average shares of common stock outstanding, resulting in earnings per share of $0.38. Using the Company’s 2012 net income and reducing our common stock share count to 6,486,445 (assuming a hypothetical share repurchase of 1,000,000 shares of common stock in 2012), our earnings per share would have been $0.44 per share, an increase of $0.06 per share. The Company currently anticipates that for the first 12 months after the acquisition of Sumner Bank & Trust, it will increase earnings by approximately $1.9 million, or $0.25 per share. Therefore, the Company expects that its acquisition of Sumner Bank & Trust will result in a greater increase to earnings per share than would be achieved by a share repurchase.

Strategically, the Sumner Bank acquisition improves our franchise by better positioning us in healthy, growing markets.

•	FOLLOWING THE TERMINATION OF CERTAIN REGULATORY RESTRICTIONS ON THE COMPANY, INCLUDING OUR TARP REPURCHASE, OUR MARKET VALUE HAS IMPROVED

Since December 31, 2011, the Company’s stock price has increased from $6.45 per share to $10.75 on April 12, 2013. We believe that our efforts to achieve the termination of these regulatory restrictions significantly influenced our market value.

As you may be aware, on December 19, 2012, we fully repaid the U.S. government’s TARP investment in our Company. On that date, we repurchased $18.4 million of outstanding preferred stock issued and sold by the Company under the Treasury Department’s TARP Capital Purchase Program. Unlike other institutions that negotiated discounts, we repurchased 100% of our outstanding preferred stock at par, plus accrued dividends. We repurchased the preferred stock without borrowing funds or raising capital to finance the transaction.

We greatly appreciate your support of our Company and continue to work diligently to enhance your investment in the Company as we ask for your support and vote for Dr. Thomas I. Miller, CPA to remain on the Board of Directors of your Company and for approval of the 2013 Long-Term Incentive Plan.

Sincerely,

/s/ Dr. Thomas I. Miller, CPA
Dr. Thomas I. Miller, CPA Director

/s/ Gilbert E. Lee
Gilbert E. Lee
Chairman of the Board

/s/ John E. Peck
John E. Peck
Director, President and Chief Executive Officer

/s/ Clay Smith
Clay Smith
Director

/s/ Harry J. Dempsey
Harry J. Dempsey
Director

/s/ Steve Hunt
Steve Hunt
Director

/s/ Ted S. Kinsey
Ted S. Kinsey
Director

/s/ Michael L. Woolfolk
Director, Executive Vice President,
Chief Operations Officer and Corporate Secretary

/s/ Steve Hunt
Steve Hunt
Director

If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to Georgeson Inc. in the self-addressed, stamped envelope provided.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you must provide instructions to that entity so that your votes will be cast. Please sign, date and mail the enclosed WHITE vote instruction form and return it using the self-addressed, postage-paid envelope provided.

YOU MAY ALSO CAST YOUR VOTE USING YOUR TOUCH TONE PHONE OR VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR WHITE PROXY CARD OR VOTE INSTRUCTION FORM

After voting the enclosed WHITE proxy card, do not sign or return any proxy card sent to you by The Stilwell Group. Remember – only your latest dated proxy will determine how your shares are to be voted at the meeting.

If you have voted a green proxy card sent by the Stilwell Group, you can change your vote by sending a later-dated WHITE proxy card or vote instruction form or by providing later-dated instructions by phone or internet.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Stockholders Call Toll Free (800) 267-4403

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a proxy statement in connection with the Annual Meeting (the “Proxy Statement”), and advises its stockholders to read the Proxy Statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Company at P.O. Box 537, Hopkinsville, Kentucky 42241-0537.

Certain Information Concerning Participants

The Company, its directors and its executive officers may be deemed to be participants in the solicitation of the Company’s stockholders in connection with the Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement related to its 2013 Annual Meeting of Stockholders, filed with the SEC on April 12, 2013.

Forward-Looking Statements

This letter and other reports issued by the Company, including reports filed with the SEC, contain “forward-looking statements” that deal with future results, expectations, plans and performance. These forward-looking statements might include one or more or the following: projections of our operating results and financial condition; descriptions of plans or objectives of management for future operations, products or services; forecasts of future economic performance; and use and descriptions of assumptions and estimates underlying or relating to such matters. Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts. They often include words such as “look-forward,” “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions. These include, but are not limited to the following: possible legislative changes and adverse economic, business and competitive conditions and developments; deposit outflows, reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan portfolios; the ability or inability of the Company to manage interest rate and other risks; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks detailed from time to time in the Company’s SEC filings. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the Company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETINGS, IS REQUESTED TO SIGN, DATE AND RETURN THIS WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals — The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 5, and “FOR” “Every Year” with respect to	+
the say on pay frequency vote.
1. Election of Directors: 01 - Dr. Thomas I. Miller, CPA 02 - Steve Hunt 03 - Michael L. Woolfolk

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

			For	Against	Abstain

2.	Ratification of appointment of Rayburn, Bates & Fitzgerald, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2013		☐	☐	☐
		Every Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of the non-binding resolution to approve the compensation of named executive officers.	☐	☐	☐	☐

		For	Against	Abstain

3.	Non-binding stockholder approval of named executive officer compensation.	☐	☐	☐

5.	Approval of proposed HopFed Bancorp, Inc. 2013 Long-Term Incentive Plan.	☐	☐	☐

6.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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 Proxy — HOPFED BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2013

The undersigned stockholder of HopFed Bancorp, Inc. (the “Company”) hereby appoints Dr. Thomas I. Miller and Steve Hunt, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 15, 2013, at 3:00 p.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 5, and “FOR” “Every Year” with respect to the say on pay frequency vote.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 5 AND WILL BE VOTED FOR THE “EVERY YEAR” OPTION IN PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS WHITE PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting.

The undersigned stockholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement dated April 12, 2013 and the 2013 Annual Report to Stockholders on Form 10-K.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY